Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Company"), does hereby constitute and appoint DENNIS J. BRODERICK, PADMA TATTA CARIAPPA, CHRISTOPHER M. KELLY and LINDA J. BALICKI, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 relating to Federated Department Stores, Inc. 1995 Executive Equity Incentive Plan, as amended, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Form S-8 and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 25th day of August 2006.

/s/ Joel A. Belsky Joel A. Belsky	/s/ Meyer Feldberg Meyer Feldberg	/s/ Karen M. Hoguet Karen M. Hoguet

/s/ Sara Levinson Sara Levinson	/s/ Terry J. Lundgren Terry J. Lundgren	/s/ Joseph Neubauer Joseph Neubauer

/s/ Joseph A. Pichler Joseph A. Pichler	/s/ Joyce M. Roché Joyce M. Roché	/s/ William P. Stiritz William P. Stiritz

/s/ Karl M. von der Heyden Karl M. von der Heyden	/s/ Craig E. Weatherup Craig E. Weatherup	/s/ Marna C. Whittington Marna C. Whittington